Exhibit 24


                                  VIACOM INC.

                               Power of Attorney



     KNOW ALL MEN BY THESE PRESENTS that the undersigned director of VIACOM INC., (the "Company"), hereby constitutes and appoints Philippe P. Dauman and Michael D. Fricklas, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all post-effective amendments to the registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission"), and any and all instruments and documents filed as a part of or in connection with said registration statement or amendments thereto, covering the shares of the Company's Class B Common Stock issued in connection with the Company's 401(k) plans, and (2) any registration statements, reports and applications relating to such securities filed by the Company with the Commission and/or any national securities exchanges under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto signed my name this 8th day of December, 1999.



                                                   /s/ Ivan Seidenberg
                                            ------------------------------------
                                                   Ivan Seidenberg